Exhibit (h)(3)(xviii)

AMENDMENT NO. 18

EXPENSE LIMITATION AGREEMENT

Amendment No. 18, effective as of May 1, 2017 (“Amendment No. 18”) to the Expense Limitation Agreement dated as of May 1, 2011, as amended (“Agreement”), between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Manager”) and EQ Advisors Trust (the “Trust”).

The Manager and Trust hereby agree to modify and amend the Agreement as follows:

1.	Name Changes. The following Portfolio names shall be changed as follows:

Existing Portfolio Name	Proposed Portfolio Name
All Asset Moderate Growth-Alt 15	1290 VT DoubleLine Dynamic Allocation
AXA Natural Resources	1290 VT Natural Resources
AXA Real Estate	1290 VT Real Estate
AXA SmartBeta Equity	1290 VT SmartBeta Equity
AXA/DoubleLine Opportunistic Core Plus Bond	1290 VT DoubleLine Opportunistic Bond
AXA/Horizon Small Cap Value	1290 VT Small Cap Value
AXA/Lord Abbett Micro Cap	1290 VT Micro Cap
EQ/Boston Advisors Equity Income	1290 VT Equity Income
EQ/Convertible Securities	1290 VT Convertible Securities
EQ/Energy ETF	1290 VT Energy
EQ/High Yield Bond	1290 VT High Yield Bond
EQ/Low Volatility Global ETF	1290 VT Low Volatility Global Equity
EQ/GAMCO Small Company Value	1290 VT GAMCO Small Company Value

2.	Addition of Existing Portfolios of the Trust to the Agreement. The AXA Global Equity Managed Volatility Portfolio, 1290 VT GAMCO Small Company Value Portfolio and AXA/AB Small Cap Growth Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

3.	Revisions to Maximum Annual Operating Expense Limits. The maximum annual operating expense limits for the following Portfolios are revised to reflect the limits reflected in Schedule A:

Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio	1290 VT Energy Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio	1290 VT GAMCO Small Company Value Portfolio
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	1290 VT High Yield Bond Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio	1290 VT Low Volatility Global Equity Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio	1290 VT Micro Cap Portfolio
1290 VT SmartBeta Equity Portfolio
AXA International Core Managed Volatility Portfolio	AXA/AB Short Duration Government Bond Portfolio
AXA International Value Managed Volatility Portfolio	AXA/Loomis Sayles Growth Portfolio
AXA Large Cap Core Managed Volatility Portfolio	AXA/Morgan Stanley Small Cap Growth Portfolio
AXA Large Cap Growth Managed Volatility Portfolio	AXA/Pacific Global Small Cap Value Portfolio
AXA Large Cap Value Managed Volatility Portfolio	EQ/MFS International Growth Portfolio
AXA Mid Cap Value Managed Volatility Portfolio	EQ/Oppenheimer Global Portfolio
EQ/Emerging Markets Equity PLUS Portfolio	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Global Bond PLUS Portfolio
Multimanager Aggressive Equity Portfolio
All Asset Aggressive-Alt 25 Portfolio	Multimanager Core Bond Portfolio
All Asset Aggressive-Alt 50 Portfolio	Multimanager Mid Cap Growth Portfolio
All Asset Aggressive-Alt 75 Portfolio	Multimanager Mid Cap Value Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
AXA 2000 Managed Volatility Portfolio
AXA 400 Managed Volatility Portfolio
AXA 500 Managed Volatility Portfolio
AXA International Managed Volatility Portfolio

4.	Existing Portfolios. FMG LLC and the Trust have determined to amend the expense limitation for each class of the 1290 VT Energy Portfolio, All Asset Aggressive-Alt 25 Portfolio, All Asset Aggressive-Alt 50 Portfolio, All Asset Aggressive-Alt 75 Portfolio and AXA/Franklin Templeton Allocation Managed Volatility Portfolio to be inclusive of acquired fund fees so that the fees and expenses of other investment companies and exchange traded investment vehicles in which the Portfolios invest will be subject to the expense cap.

5.

Amended Terms and Conditions of the Agreement. Section 1.1 Applicable Expense Limit is deleted in its entirety and replaced with the following: To the extent that the aggregate expenses of every character incurred by a Portfolio in any fiscal year, including but not limited to organizational costs, investment management fees or administration fees of the

Manager (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, fees and expenses of acquired funds, other extraordinary expenses not incurred in the ordinary course of such Portfolio’s business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) (“Fund Operating Expenses”), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the “Excess Amount”) shall be the liability of the Manager. Unless otherwise indicated by the Maximum Annual Operating Expense Limit as set forth in Schedule A hereto, expenses of other investment companies in which a Portfolio invests shall also be excluded for purposes of determining Fund Operating Expenses.

6.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 18 as of the date first above set forth.

EQ ADVISORS TRUST	AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By: /s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By: /s/ Steven M. Joenk Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 18

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class IA+	Class IB+
1290 VT Natural Resources Portfolio (fka, AXA Natural Resources Portfolio)	0.65%	N/A	0.90%
1290 VT Real Estate Portfolio (fka, AXA Real Estate Portfolio)	0.65%	N/A	0.90%
AXA Global Equity Managed Volatility Portfolio	0.90%	1.15%	1.15%
AXA International Core Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA International Value Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA Large Cap Core Managed Volatility Portfolio	0.65%	0.90%	0.90%
AXA Large Cap Growth Managed Volatility Portfolio	0.65%	0.90%	0.90%
AXA Large Cap Value Managed Volatility Portfolio	0.65%	0.90%	0.90%
AXA Mid Cap Value Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA/Franklin Balanced Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA/Franklin Small Cap Value Managed Volatility Portfolio	0.85%	1.10%	1.10%
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	1.00%*	1.25%*	1.25%*
AXA/Mutual Large Cap Equity Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA/Templeton Global Equity Managed Volatility Portfolio	0.90%	1.15%	1.15%
EQ/Emerging Markets Equity PLUS Portfolio	0.95%	N/A	1.20%
EQ/Global Bond PLUS Portfolio	0.70%	0.95%	0.95%
EQ/Quality Bond PLUS Portfolio	0.60%	0.85%	0.85%

All Asset Aggressive-Alt 25 Portfolio	1.10%*	N/A	1.35%*
All Asset Aggressive-Alt 50 Portfolio	1.10%*	N/A	1.35%*
All Asset Aggressive-Alt 75 Portfolio	1.10%*	N/A	1.35%*
All Asset Growth – Alt 20 Portfolio	1.10%*	1.35%*	1.35%*

AXA Aggressive Strategy Portfolio	0.90%*	N/A	1.15%*
AXA Balanced Strategy Portfolio	0.80%*	1.05%*	1.05%*
AXA Conservative Growth Strategy Portfolio	0.75%*	1.00%*	1.00%*
AXA Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
AXA Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Moderate Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Ultra Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*

ATM International Managed Volatility Portfolio	0.65%	N/A	0.90%
ATM Large Cap Managed Volatility Portfolio	0.60%	0.85%	0.85%
ATM Mid Cap Managed Volatility Portfolio	0.60%	0.85%	0.85%
ATM Small Cap Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA 2000 Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA 400 Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA 500 Managed Volatility Portfolio	0.60%	0.85%	0.85%
AXA International Managed Volatility Portfolio	0.65%	N/A	0.90%

1290 VT Convertible Securities Portfolio (fka, EQ/Convertible Securities Portfolio)	1.05%*	N/A	1.30%*
1290 VT Energy Portfolio (fka, EQ/Energy ETF Portfolio)	0.65%*	N/A	0.90%*

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class IA+	Class IB+
1290 VT Equity Income Portfolio (fka, 1290 VT Equity Income Portfolio)	0.75%	1.00%	1:00%
1290 VT High Yield Bond Portfolio (fka, EQ/High Yield Bond Portfolio)	0.80%	N/A	1.05%
1290 VT Low Volatility Global Equity Portfolio (fka, EQ/Low Volatility Global ETF Portfolio)	0.65%*	N/A	0.90%*
1290 VT Micro Cap Portfolio (fka, AXA/Lord Abbett Micro Cap Portfolio)	0.90%	N/A	1.15%
1290 VT Small Cap Value Portfolio (fka, AXA/Horizon Small Cap Value Portfolio)	0.90%	N/A	1.15%
1290 VT GAMCO Small Company Value Portfolio (fka, EQ/ GAMCO Small Company Value Portfolio)	0.85%	1.10%	1.10%
1290 VT SmartBeta Equity Portfolio (fka, AXA SmartBeta Equity Portfolio)	0.90%	N/A	1.15%
1290 VT Socially Responsible Portfolio	0.90%	1.15%	1.15%

AXA/AB Dynamic Moderate Growth Portfolio	0.95%*	1.20%*	1.20%*
AXA/AB Short Duration Government Bond Portfolio	0.60%	0.85%	0.85%
AXA/AB Small Cap Growth Portfolio	0.75%	1.00%	1.00%
AXA/ClearBridge Large Cap Growth Portfolio	0.80%	1.05%	1.05%
AXA/Janus Enterprise Portfolio	0.85%	1.10%	1.10%
AXA/Loomis Sayles Growth Portfolio	0.80%	1.05%	1.05%
AXA/Morgan Stanley Small Cap Growth Portfolio	0.90%	N/A	1.15%
AXA/Pacific Global Small Cap Value Portfolio	0.90%	N/A	1.15%

EQ/BlackRock Basic Value Equity Portfolio	0.70%	0.95%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%	0.97%
EQ/Core Bond Index Portfolio	0.47%	0.72%	0.72%
EQ/Invesco Comstock Portfolio	0.75%	1.00%	1.00%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%	1.00%
EQ/MFS International Growth Portfolio	0.95%	1.20%	1.20%
EQ/Oppenheimer Global Portfolio	0.95%	1.20%	1.20%
EQ/PIMCO Global Real Return Portfolio	0.75%	N/A	1.00%
EQ/PIMCO Ultra Short Bond Portfolio	0.60%	0.85%	0.85%
EQ/T. Rowe Price Growth Stock Portfolio	0.80%	1.05%	1.05%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%	1.05%

Multimanager Aggressive Equity Portfolio	0.75%	1.00%	1.00%
Multimanager Core Bond Portfolio	0.65%	0.90%	0.90%
Multimanager Mid Cap Growth Portfolio	0.85%	1.10%	1.10%
Multimanager Mid Cap Value Portfolio	0.85%	1.10%	1.10%
Multimanager Technology Portfolio	1.00%	1.25%	1.25%

1290 VT DoubleLine Dynamic Allocation Portfolio (fka, All Asset Moderate Growth – Alt 15)	1.00%	N/A	1.25%
1290 VT DoubleLine Opportunistic Bond Portfolio (fka, AXA/DoubleLine Opportunistic Core Plus Bond Portfolio)	0.80%	N/A	1.05%
AXA/AB Dynamic Growth Portfolio	0.95%*	N/A	1.20%*
AXA/Goldman Sachs Strategic Allocation Portfolio	1.00%*	N/A	1.25%*
AXA/Invesco Strategic Allocation Portfolio	1.00%*	N/A	1.25%*
AXA/Legg Mason Strategic Allocation Portfolio	1.00%*	N/A	1.25%*

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses in which the Portfolio invests are included in Fund Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.